                           SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[X ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
     6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                                PEREGRINE FUNDS
                                ---------------

               (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[  ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A..
[  ]  $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
      6(i)(3).
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4) Proposed maximum aggregate value of transaction:

      5) Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

      2) Form, Schedule or Registration Statement No.:

      3) Filing Party:

      4) Date filed:

                                PEREGRINE FUNDS
                            ASIA PACIFIC GROWTH FUND

                    99 PARK AVENUE, NEW YORK, NEW YORK 10016
                  (212) 687-5200  .  TOLL FREE (888) 352-6938
              ___________________________________________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                               FEBRUARY 13, 1998
              ___________________________________________________



     A SPECIAL MEETING OF SHAREHOLDERS OF PEREGRINE FUNDS (the "Trust"), including its sole series, ASIA PACIFIC GROWTH FUND (the "Fund"), will be held at the offices of the Trust, 8th Floor, 99 Park Avenue, New York, New York on Friday, February 13, 1998 at 10:00 A.M., New York Time, for the following purposes:


     1. To consider and vote upon a Plan of Liquidation and Dissolution pursuant to which the Trust's assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to shareholders; and



     2. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.


     Shareholders of record at the close of business on January 22, 1998 are entitled to notice of, and to vote at the Special Meeting.


                                    By order of the Board of Trustees,



                                    THADDEUS LESZCZYNSKI,
                                    Secretary


February 2, 1998


     ______________________________________________________________________

            WHETHER YOU EXPECT TO ATTEND THE SPECIAL MEETING OR NOT,
             PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD
                            AND RETURN IT PROMPTLY.
     ______________________________________________________________________

                                PEREGRINE FUNDS
                   99 PARK AVENUE,  NEW YORK, NEW YORK  10016
                    (212) 687-5200 TOLL FREE (888) 352-6938

              ___________________________________________________


                                PROXY STATEMENT
                        SPECIAL MEETING OF SHAREHOLDERS
                               FEBRUARY 13, 1998

              ___________________________________________________


This Proxy Statement is furnished to shareholders of Peregrine Funds (the "Trust"), consisting of one series, the Asia Pacific Growth Fund (the "Fund"), in connection with the solicitation by the Trust's Board of Trustees of proxies to be used at a Special Meeting of Shareholders of the Trust (the "Special Meeting") to be held at the offices of the Trust, 99 Park Avenue, 8th floor, New York, New York on Friday, February 13, 1998 at 10 o'clock A.M., New York Time, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. The enclosed proxy can be revoked by notice in writing to the Trust at any time before it is exercised or by voting in person at the Special Meeting. The cost of soliciting proxies will be borne by ___________________.
In addition to solicitation by mail, some of the officers of the Trust and employees of Peregrine Asset Management (Hong Kong) Limited (the "Adviser") and/or Van Eck Associates Corporation, the Fund's administrator (the "Administrator"), without extra remuneration, may conduct additional solicitation by telephone, telegraph and personal interview. This proxy soliciting material is being mailed to shareholders on or about February 2, 1998.

Only shareholders of record at the close of business on January 22, 1998 are entitled to notice of, and to vote at, the Special Meeting and at any adjournment(s) thereof.

Each proxy will be voted in accordance with the shareholder's instruction with respect to the proposal to approve a Plan of Liquidation and Dissolution pursuant to which the Trust's assets will be liquidated, known liabilities satisfied and the remaining proceeds distributed to shareholders (the "Plan"). If a signed proxy is returned with no instruction indicated, the proxy will be voted FOR approval of the Plan. In the event there are not sufficient votes to approve the proposal at the time of the Special Meeting, the Special Meeting may be adjourned to permit further solicitations of proxies by the Trust. If the Trust proposes to adjourn the Special Meeting by a vote of the shareholders, the persons named in the enclosed proxy card will vote all shares for which they have voting authority in favor of such adjournment.

As of January 22, 1998, there were outstanding ____________shares of beneficial interest of the Fund. Each full share is entitled to one full vote and each fractional share is entitled to a proportionate share of one vote. As of such date, the following persons were known to the Trust to own of record or beneficially more than 5% of the outstanding shares of the Fund:

Peregrine Nominees Ltd.                       _____________shares
Attn: Peter Wong                                  or 85.74%
1704 New World Tower, 16th Floor
16-18 Queens Road Central
Hong Kong

Thomas C. Theobald                            _____________shares
222 W. Adam Street, Ste. 3300                     or 7.39%
Chicago, IL 60606

Peregrine Nominees Ltd. is an affiliate of the Adviser. The Adviser's parent company, Peregrine Investments Holdings (Hong Kong) Limited, is in the process of being liquidated. The liquidation trustee has indicated that it intends to vote the shares owned beneficially by Peregrine Nominees Ltd, in favor of the Plan.

Mr. Theobald is a Trustee of the Trust. Officers and other Trustees of the Trust as a group owned approximately 4% of the outstanding shares of the Fund.

A proxy that is properly executed and returned to a broker that holds Fund shares for a client in its own name, accompanied by instructions to withhold authority to vote with respect to the liquidation proposal, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on the particular matter with respect to which the broker or nominee does not have discretionary power). The shares represented thereby will be considered not to be present at the Special Meeting for purposes of determining the existence of a quorum for the transaction of business, or cast with respect to such proposal. Also, a properly executed and returned proxy marked with an abstention will be considered present at the Meeting for purposes of determining the existence of a quorum for the transaction of business, but does not constitute a vote "for" or "against" the matter. Therefore, both broker "non-votes" and abstentions have the effect of a negative vote on matters which require approval by a requisite percentage of the outstanding shares.



                              APPROVAL OF THE PLAN


The Fund, which began operations on January 2, 1996, seeks long-term capital appreciation by investing in securities of companies that are expected to benefit from the development and growth of the economies in Asia and the Pacific basin. The "Asia Pacific" region countries for these purposes are Australia, Bangladesh, Brunei, Cambodia, Hong Kong, India, Indonesia, Republic of Korea, Laos, Malaysia, Myanmar (formerly, Burma), Nepal, New Zealand, Pakistan, Papua New Guinea, the People's Republic of China ("China"), the Philippines, Singapore, Sri Lanka, Taiwan, Thailand and Vietnam, or such other countries in the region as may be determined from time to time.

The Board of Trustees of the Trust, at a meeting held on January 20, 1998, decided that it would be in the best interests of the Fund and its shareholders to liquidate the Trust at this time and distribute the proceeds to shareholders. It had come to the Board's attention that a number of larger shareholders and institutional clients have indicated that they intend to redeem their investments in the Fund. As a result, the Board of Trustees determined that, given this fact and other circumstances, the Fund could not continue to operate with a competitive expense ratio.


DESCRIPTION OF THE PLAN


Pursuant to the Plan, as soon as practicable following shareholder approval, which is currently expected to occur on or about February ___, 1998 (the "Distribution Date"), the Trust will redeem the shares held in the Asia Pacific Growth Fund, satisfy the Trust's known obligations and distribute the Liquidation Value (as hereafter defined) to shareholders. Promptly thereafter the officers of the Trust will take all necessary and appropriate action to effect a complete statutory dissolution of the Trust. The Trust anticipates the Liquidation Value will be paid in cash. A copy of the Plan is attached as Exhibit A.

In order to protect shareholders from market fluctuations during the liquidation process, most Fund assets have been sold in an orderly manner and are being held in cash. After payment of expenses, the cash and any other assets will be distributed to shareholders as soon as practicable. The Adviser has agreed to absorb the unamortized organizational expenses of the Trust outstanding on the Distribution Date. The expenses associated with effecting the transactions contemplated by the Plan except the costs involved in disposing of the Fund's portfolio securities is approximately ________________.

Each share of the Fund will entitle the holder to receive cash or other assets equal to the per share net asset value of the Fund at the time of liquidation. For tax purposes, upon distribution of the Liquidation Value, shareholders will recognize a taxable gain or loss equal to the difference between (i) the amount of the Liquidation Value and (ii) the shareholder's adjusted tax basis in shares of the Fund. Such gain or loss will be treated as a long-term or short-term capital gain or loss depending upon the period of time the shares were held by the shareholder prior to liquidation. Under federal tax laws, distributions on shares held for more than one year will result in a long-term capital gain or loss and distributions on shares held for one year or less will result in a short-term capital gain or loss. All shareholders are urged to seek independent advice regarding the possible federal income tax consequences of the proposed liquidation as applied to the shareholder's own circumstances.

A shareholder holding Fund shares as part of a retirement account should complete a transfer of assets to another retirement plan in advance of the liquidation (or within 60 days thereafter) to avoid possible IRS penalties for premature distribution.

The Liquidation Value will be determined in the same manner as the Fund's net asset value is determined on a daily basis. "Liquidation Value" means, as of the Distribution Date, the aggregate value of all assets of the Fund, less the sum of the aggregate amount of all liabilities of the Fund, divided by the total number of issued and outstanding shares of the Fund.

Shareholders may redeem their shares at net asset value on any business day prior to the Distribution Date. Shareholders are directed to the section "Purchase and Sale of Shares" in the Fund's prospectus for more information on redemptions. No shareholder will have any dissenter's rights or right of appraisal with the liquidation and dissolution of the Trust.

REQUIRED VOTE

Approval of the Plan is to be determined by the vote of a majority of the outstanding shares of the Fund which means an affirmative vote of the lesser of
(1) a majority of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund represented at the Special Meeting if more than 50% of the outstanding shares of the Fund are present or represented by proxy.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THIS PROPOSAL.


                   OTHER MATTERS TO COME BEFORE THE MEETING


The Trustees do not intend to present any other business at the Special Meeting, nor are they aware that any shareholder intends to do so. If, however, any other matters are properly brought before the Special Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with their judgment.


WHETHER OR NOT YOU PLAN TO ATTEND, IT WOULD BE APPRECIATED IF YOU WOULD FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF IT IS MAILED IN THE CONTINENTAL UNITED STATES.

                                                               EXHIBIT A
                                                               ---------



                      PLAN OF LIQUIDATION AND DISSOLUTION


PLAN OF LIQUIDATION AND DISSOLUTION dated as of __________, 1998 adopted by Peregrine Funds, a Delaware business trust (the "Trust"), which consists of one series, the Asia Pacific Growth Fund (the "Fund").


                              W I T N E S S E T H:
                              -------------------


WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, this Plan is intended to be and is adopted as a plan of complete liquidation and dissolution, pursuant to which all of the assets of the Trust shall be liquidated at such prices and on such terms and conditions as the officers of the Trust, in consultation with the Fund's investment adviser and/or administrator, shall determine to be reasonable and in the best interests of the Trust and its shareholders, all as hereinafter set forth in this Plan; and

WHEREAS, the Trustee of the Trust, including a majority of the Trustees who are not interested persons, have determined that the liquidation and dissolution of the Trust as contemplated by this Plan is in the best interests of the Trust.

NOW, THEREFORE, the Trustees hereby declare the following Plan:

1.   AUTHORIZATION OF TRUSTEES AND OFFICERS.  The Board of Trustees and officers
     --------------------------------------
of the Trust are hereby authorized and directed to wind up the affairs of the Trust, subject to the requirements of Section 10 of this Plan.

2.   LIQUIDATION OF ASSETS.  The assets of the Trust shall be liquidated at such
     ---------------------
prices and on such terms and conditions as the officers of the Trust, in consultation with the Fund's investment adviser, shall determine to be reasonable and in the best interests of the Trust and its shareholders.

3.   INVESTMENTS PENDING LIQUIDATION.  To the extent feasible, the Fund shall
     -------------------------------
take a defensive position pending liquidation with a view to facilitating an orderly liquidation of the Fund's portfolio.

4.   EXPENSES. Peregrine Asset Management (Hong Kong) Limited ("PAM") will bear
     --------
all expenses of the Trust associated with effecting the transactions contemplated by this Plan except the costs involved in disposing of the Fund's portfolio securities. PAM will also bear unamortized organizational expenses of the Fund outstanding on the Distribution Date.

5.  SALES OF SHARES. The Fund shall accept no orders for shares from any new
    ---------------
investor, nor shall the Fund sell additional shares to any existing shareholder, except as a result of dividends and capital gain distributions paid in additional shares to shareholders of record in the manner set forth in the Fund's current prospectus.


6.  LIQUIDATION.  Subject to the requirements of Section 10 of this Plan, as
    -----------
soon as practicable after the consummation of the sale or distribution of the Fund's portfolio securities and the payment of all the Trust's known liabilities and obligations, the officers of the Trust shall determine the Liquidation Value (as such term is hereinafter defined) of the Trust's shares (the date of such determination shall be referred to herein as the "Distribution Date"). The Liquidation Value shall be determined in the same manner as the Fund's net asset value is determined on a daily basis. Accordingly, the term "Liquidation Value" means, as of the Distribution Date, (i) the aggregate value of all of the assets of the Trust, less (ii) the sum of the aggregate amount of all of the liabilities of the Trust, divided by (iii) the total number of issued and outstanding shares of the Trust. The Board of Trustees may, if appropriate, authorize the establishment of a reserve to meet any contingent liabilities of the Trust, which amount, if any, shall be deducted pro rata from the Liquidation Value.



7.   LIQUIDATING TRUST.  In the event the Trust is unable to distribute all its
     -----------------
assets pursuant to the Plan because of its inability to locate shareholders to whom Liquidation Distributions will be sent, the Trust may create, at the expense of such shareholders, a liquidating trust with a financial institution and deposit therein any remaining assets of the Trust for the benefit of the shareholders that cannot be located.

8.   DISSOLUTION.  As soon as practicable after the distribution of all of the
     -----------
Trust's assets in complete liquidation, the officers of the Trust will close the books of the Trust and prepare and file, in a timely manner, any and all required income tax returns and other documents and instruments and file or cause to be filed, with the Secretary of State of Delaware and any other appropriate governmental authorities, any and all documents and instruments necessary to effect a complete statutory dissolution of the Trust. As soon as practicable after the complete statutory dissolution of the Trust, the officers of the Trust will file or cause to be filed with the Securities and Exchange Commission and any state in which the Fund's shares were sold, any and all documents and instruments necessary to terminate the registration of the Trust and its business and affairs by the Securities and Exchange Commission and any such state. Thereafter, the Trust will cease to exist and no shareholder will have any interest whatsoever in the Trust.

9.   DISSENTERS' RIGHTS.  No shareholder shall have any dissenters' right or
     ------------------
right of appraisal in connection with the liquidation and dissolution of the Trust.


10.  SHAREHOLDER APPROVAL.  Approval of this Plan is to be determined by the
     --------------------
vote of a majority of the outstanding shares of the Trust, which means an affirmative vote of the lesser of (i) a majority of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund represented at this meeting if more than 50% of the outstanding shares of the Fund are present or represented by proxy.

IN WITNESS WHEREOF, the Trustee have caused this Plan to be executed on behalf of the Fund as of the date first set forth above by their duly authorized representatives.



                                           PEREGRINE FUNDS


Attest:


/s/ Thaddeus Leszczynski                   /s/ Gary Greenberg
-----------------------------------        -----------------------------
    Thaddeus Leszczynski, Secretary            Gary Greenberg, President

PROXY CARD                                                          PROXY CARD



                                PEREGRINE FUNDS
                            ASIA PACIFIC GROWTH FUND
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 13, 1998


The undersigned shareholder of ASIA PACIFIC GROWTH FUND (the "Fund"), the sole series of Peregrine Funds (the "Trust"), having received Notice of the Special Meeting of Shareholders of the Trust to be held on Friday, February 13, 1998 and the Proxy Statement accompanying such Notice, hereby constitutes and appoints Barbara Allen, Susan Grant, Susan Min and each of them, true and lawful attorneys or attorney for the undersigned, with several powers of substitution, for and in the name, place and stead of the undersigned, to attend and vote all shares of the Fund which the undersigned would be entitled to vote at the Meeting to be held at 99 Park Avenue, 8th Floor, New York, on Friday, February 13, 1998, at 10:00 A.M., New York Time, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present.


                                              Dated: _____________________, 1998




                                              ________________________________
                                                    Signature of Shareholder


                                              ________________________________
                                                    Signature of Co-Owner


                                         For joint accounts, all co-owners must
                                         sign.Executors, administrators,
                                         trustees, etc. should so indicate when
                                         signing.



           THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSAL.
                                                   ---
         THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED BELOW
                 OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.
                    ---


                                    PROPOSAL
                                    --------


1. To approve a Plan of Liquidation and Dissolution pursuant to which the Trust's assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to shareholders.



              FOR _________  AGAINST _________ ABSTAIN _________


                                 ------------
                                  PROXY CARD
                                 ------------




     PLEASE MARK YOUR PROXY, DATE AND SIGN IT AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.